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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2001



                                 METROCALL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                        0-21924                            54-1215634
                --------                                        -------                            ----------
(State or other jurisdiction of incorporation )         (Commission File Number)      (I.R.S. Employer Identification No.)



 6677 Richmond Highway, Alexandria, Virginia                                             22306
 -------------------------------------------                                             -----
 (Address of principal executive offices)                                              (Zip Code)


       Registrant's telephone number, including area code: (703) 660-6677

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Item 5 - Other Events.

        SENIOR CREDIT FACILITY

        On January 29, 2001, Metrocall and its bank lenders entered into the second amendment to the Fifth Amended and Restated Credit Facility (the "Credit Facility"), effective as of December 31, 2000. The amendment amended the operating cash flow to net cash interest expense ratio covenant to a ratio of
1.65 to 1.00 for the three months ended December 31, 2000. 1.75 to 1.00 for the three months ended March 31, 2001; 2.00 to 1.00 for the three months ended June 30, September 30, and December 31, 2001, respectively; and a ratio of 2.25 to
1.00 thereafter. The amendment also limits the aggregate principal amount of borrowings outstanding to $153.0 million through June 30, 2001 and $173.0 million through December 31, 2001.



Item 7 - Financial Statements and Exhibits



Exhibit           Description
-------           -----------
10.1              Second Amendment to the Fifth Amended and Restated Credit Facility (the "Credit Facility"),
                  effective December 31, 2000.



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SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2001

                                            METROCALL, INC.

                                            By: /s/ Vincent D. Kelly
                                               ------------------------
                                            Vincent D. Kelly
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Treasurer.



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                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
10.1              Second amendment to the Fifth Amended and Restated Credit Facility (the "Credit
                  Facility"), effective December 31, 2000.